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Exhibit 23


                  CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of Associates First Capital Corporation on Form S-8 (File No. 333- ) of our report dated January 26,1996, except for Note 18, as to which date is February 8, 1996 on our audits of the consolidated financial statements of Associates First Capital Corporation as of December 31, 1995 and 1994,and for the years ended December 31, 1995, 1994, and 1993, appearing in the Annual Report on Form 10-K of Associates First Capital Corporation.

Additionally, we consent to the incorporation by reference in the Registration Statement of our report dated July 3, 1996, on our audit of the combined financial statements of Associates International Group as of December 31, 1995 and the related combined statements of earnings, changes in stockholder's equity, and cash flows for the year then ended, appearing in the Current Report of Associates First Capital Corporation dated July 3, 1996.



                       /s/ Coopers & Lybrand L.L.P.
                           COOPERS & LYBRAND L.L.P.

Dallas, Texas
January 8, 1997